Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on May 29, 2009 (including any amendments thereto) with respect to the shares of Class A Common Stock, par value $0.05 per share, of Johnson Outdoors, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 29, 2009	DOLPHIN LIMITED PARTNERSHIP I, L.P.

	By:	Dolphin Associates, LLC General Partner

	By:	Dolphin Holdings Corp. Managing Member

	By:	/s/ Donald T. Netter
Donald T. Netter Chairman, Chief Executive Officer, President and Senior Managing Director

DOLPHIN LIMITED PARTNERSHIP III, L.P.

	By:	Dolphin Associates III, LLC General Partner

	By:	Dolphin Holdings Corp. III Managing Member

	By:	/s/ Justin A. Orlando
Justin A. Orlando Vice President and Managing Director

DOLPHIN FINANCIAL PARTNERS, L.L.C.

	By:	/s/ Donald T. Netter
Donald T. Netter Manager

DOLPHIN ASSOCIATES, LLC

	By:	Dolphin Holdings Corp. Managing Member

	By:	/s/ Donald T. Netter
Donald T. Netter Chairman, Chief Executive Officer, President and Senior Managing Director

DOLPHIN ASSOCIATES III, LLC

By:	Dolphin Holdings Corp. III Managing Member

By:	/s/ Justin A. Orlando
Justin A. Orlando Vice President and Managing Director

DOLPHIN HOLDINGS CORP.

By:	/s/ Donald T. Netter
Donald T. Netter Chairman, Chief Executive Officer, President and Senior Managing Director

DOLPHIN HOLDINGS CORP. III

By:	/s/ Justin A. Orlando
Justin A. Orlando Vice President and Managing Director

/s/ Donald T. Netter
DONALD T. NETTER